EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: October 10, 1995

                      SMITH BARNEY MUTUAL FUNDS MANAGEMENT INC.



                      By: /s/ Chistina T. Sydor
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                      Name: Christina T. Sydor
                      Title: Secretary


                      SMITH BARNEY INC.



                      By: /s/ Howard M. Darmstadter
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                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary


                      SMITH BARNEY HOLDINGS INC.



                      By: /s/ Howard M. Darmstadter
                         ---------------------------
                         Name:  Howard M. Darmstadter
                         Title:  Assistant Secretary


                      TRAVELERS GROUP INC.



                      By: /s/ William T. Bozarth
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                         Name:  William Bozarth
                         Title:  Vice President and Controller